EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2025

•Second quarter net income of $21.8 million;
•Second quarter earnings per diluted common share of $0.72;
•Tax-equivalent net interest margin(1) linked quarter increased nine basis points to 2.95%;
•Annualized return on second quarter average assets of 1.07%;
•Annualized return on second quarter average tangible common equity of 14.38%(1); and
•Nonperforming assets remain low at 0.39% of total assets.
Tyler, Texas (July 25, 2025) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended June 30, 2025. Southside reported net income of $21.8 million for the three months ended June 30, 2025, a decrease of $2.9 million, or 11.6%, compared to $24.7 million for the same period in 2024. Earnings per diluted common share decreased $0.09, or 11.1%, to $0.72 for the three months ended June 30, 2025, from $0.81 for the same period in 2024. The annualized return on average shareholders’ equity for the three months ended June 30, 2025 was 10.73%, compared to 12.46% for the same period in 2024. The annualized return on average assets was 1.07% for the three months ended June 30, 2025, compared to 1.19% for the same period in 2024.
“We reported excellent financial results for the second quarter ended June 30, 2025, which included earnings per share of $0.72, a return on average assets of 1.07%, and a return on average tangible common equity of 14.38%,” stated Lee R. Gibson, Chief Executive Officer of Southside. “Linked quarter, the net interest margin(1) increased nine basis points to 2.95%, net interest income increased $414,000 to $54.3 million, and deposits net of public fund and brokered deposits increased $90.1 million. The linked quarter total loans increased $35 million, while average loans decreased $106 million due primarily to heavy payoffs during the first two months of the quarter. Total loan growth during the month of June was $104 million. Our loan pipeline is solid and we currently anticipate three to four percent loan growth for all of 2025. During the quarter we expensed $1.2 million related to the write-off and demolition of an existing branch that was replaced with a new building.”
Operating Results for the Three Months Ended June 30, 2025
Net income was $21.8 million for the three months ended June 30, 2025, compared to $24.7 million for the same period in 2024, a decrease of $2.9 million, or 11.6%. Earnings per diluted common share were $0.72 for the three months ended June 30, 2025, compared to $0.81 for the same period in 2024, a decrease of 11.1%. The decrease in net income was a result of increases in noninterest expense and provision for credit losses, partially offset by increases in net interest income and noninterest income and a decrease in income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2025 were 1.07% and 10.73%, respectively, compared to 1.19% and 12.46%, respectively, for the three months ended June 30, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.67% and 53.70%, respectively, for the three months ended June 30, 2025, compared to 54.90% and 52.71%, respectively, for the three months ended June 30, 2024, and 57.04% and 55.04%, respectively, for the three months ended March 31, 2025.
Net interest income for the three months ended June 30, 2025 was $54.3 million, an increase of $0.7 million, or 1.2%, compared to the same period in 2024. The increase in net interest income was due to decreases in the average rate paid on and average balance of our interest bearing liabilities, partially offset by decreases in the average yield of and average balance of our interest earning assets. Linked quarter, net interest income increased $0.4 million, or 0.8%, compared to $53.9 million for the three months ended March 31, 2025, due to the decrease in the average balance of interest bearing liabilities, the increase in the average yield on our interest earning assets and the decrease in the rate paid on interest bearing liabilities, partially offset by the decrease in the average balance of our interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.82% and 2.95%, respectively, for the three months ended June 30, 2025, compared to 2.74% and 2.87%, respectively, for the same period in 2024. Linked quarter, net interest margin and tax-equivalent net interest margin(1) increased from 2.74% and 2.86%, respectively, for the three months ended March 31, 2025.
Noninterest income was $12.1 million for the three months ended June 30, 2025, an increase of $0.6 million, or 5.1%, compared to $11.6 million for the same period in 2024. The increase was primarily due to a decrease in net loss on sale of securities available for sale (“AFS”) and increases in other noninterest income and trust fees, partially offset by a decrease in bank owned life insurance income (“BOLI”). On a linked quarter basis, noninterest income increased $1.9 million, or 18.8%,

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compared to the three months ended March 31, 2025. The increase was primarily due to an increase in other noninterest income, a decrease in net loss on sale of securities AFS, and increases in deposit services income, trust income and brokerage services income. The increase in other noninterest income was primarily due to an increase in swap fee income for the three months ended June 30, 2025.
Noninterest expense increased $3.5 million, or 9.8%, to $39.3 million for the three months ended June 30, 2025, compared to $35.8 million for the same period in 2024, primarily due to increases in other noninterest expense, professional fees and salaries and employee benefits expense. On a linked quarter basis, noninterest expense increased by $2.2 million, or 5.8%, compared to the three months ended March 31, 2025, due to increases in other noninterest expense and net occupancy expense. The increase in other noninterest expense was primarily due to a one-time charge of $1.2 million on the demolition of an old branch facility following completion of the new branch during the three months ended June 30, 2025.
Income tax expense decreased $0.5 million, or 9.5%, for the three months ended June 30, 2025, compared to the same period in 2024. On a linked quarter basis, income tax expense remained the same at $4.7 million. Our effective tax rate (“ETR”) increased slightly to 17.8% for the three months ended June 30, 2025, compared to 17.4% for the three months ended June 30, 2024, and decreased slightly from 18.0% for the three months ended March 31, 2025. The higher ETR for the three months ended June 30, 2025 compared to the same period in 2024, was primarily due to an increase in state income tax expense.
Operating Results for the Six Months Ended June 30, 2025
Net income was $43.3 million for the six months ended June 30, 2025, compared to $46.2 million for the same period in 2024, a decrease of $2.9 million, or 6.2%. Earnings per diluted common share were $1.42 for the six months ended June 30, 2025, compared to $1.52 for the same period in 2024, a decrease of 6.6%. The decrease in net income was a result of increases in noninterest expense and provision for credit losses, partially offset by increases in net interest income and noninterest income and a decrease in income tax expense. Returns on average assets and average shareholders’ equity for the six months ended June 30, 2025 were 1.05% and 10.65%, respectively, compared to 1.11% and 11.74%, respectively, for the six months ended June 30, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 56.34% and 54.36%, respectively, for the six months ended June 30, 2025, compared to 56.41% and 54.11%, respectively, for the six months ended June 30, 2024.
Net interest income was $108.1 million for the six months ended June 30, 2025, compared to $107.0 million for the same period in 2024, an increase of $1.2 million, or 1.1%, due to decreases in the average rate paid on and average balance of our interest bearing liabilities, partially offset by the decrease in the average yield of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) were 2.78% and 2.91%, respectively, for the six months ended June 30, 2025, compared to 2.73% and 2.87%, respectively, for the same period in 2024.
Noninterest income was $22.4 million for the six months ended June 30, 2025, an increase of $1.1 million, or 5.1%, compared to $21.3 million for the same period in 2024. The increase was primarily due to increases in trust fees, other noninterest income and gain on sale of loans, partially offset by a decrease in BOLI income.
Noninterest expense was $76.3 million for the six months ended June 30, 2025, compared to $72.6 million for the same period in 2024, an increase of $3.7 million, or 5.1%. The increase was primarily due to increases in other noninterest expense and professional fees, partially offset by a decrease in salaries and employee benefits expense.
Income tax expense decreased $0.4 million, or 4.0%, for the six months ended June 30, 2025, compared to the same period in 2024. Our ETR was approximately 17.9% and 17.6% for the six months ended June 30, 2025 and 2024, respectively. The higher ETR for the six months ended June 30, 2025, as compared to the same period in 2024, was primarily due to an increase in state income tax expense.
Balance Sheet Data
At June 30, 2025, Southside had $8.34 billion in total assets, compared to $8.52 billion at December 31, 2024 and $8.36 billion at June 30, 2024.
Loans at June 30, 2025 were $4.60 billion, an increase of $12.6 million, or 0.3%, compared to $4.59 billion at June 30, 2024. Linked quarter, loans increased $34.7 million, or 0.8%, due to increases of $28.8 million in commercial real estate loans, $12.3 million in construction loans and $9.0 million in commercial loans. These increases were partially offset by decreases of $7.5 million in municipal loans, $5.3 million in 1-4 family residential loans and $2.5 million in loans to individuals.
Securities at June 30, 2025 were $2.73 billion, an increase of $18.1 million, or 0.7%, compared to $2.71 billion at June 30, 2024. Linked quarter, securities decreased $6.2 million, or 0.2%, from $2.74 billion at March 31, 2025.
Deposits at June 30, 2025 were $6.63 billion, an increase of $136.0 million, or 2.1%, compared to $6.50 billion at June 30, 2024. Linked quarter, deposits increased $41.1 million, or 0.6%, from $6.59 billion at March 31, 2025.
At June 30, 2025, we had 178,970 total deposit accounts with an average balance of $34,000. Our estimated uninsured deposits
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were 38.5% of total deposits as of June 30, 2025. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 21.1% as of June 30, 2025. Our noninterest bearing deposits represent approximately 20.6% of total deposits. Linked quarter, our cost of interest bearing deposits decreased one basis point from 2.83% in the prior quarter to 2.82%. Linked quarter, our cost of total deposits remained at 2.26%.
Our cost of interest bearing deposits decreased 16 basis points, from 2.99% for the six months ended June 30, 2024, to 2.83% for the six months ended June 30, 2025. Our cost of total deposits decreased 11 basis points, from 2.37% for the six months ended June 30, 2024, to 2.26% for the six months ended June 30, 2025.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the second quarter ended June 30, 2025, we purchased 424,435 shares of the Company’s common stock at an average price of $28.13 per share, pursuant to our Stock Repurchase Plan. Under this plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. Subsequent to June 30, 2025, and through July 23, 2025, we purchased 2,443 shares of common stock at an average price of $30.29 pursuant to the Stock Repurchase Plan.
As of June 30, 2025, our total available contingent liquidity, net of current outstanding borrowings, was $2.33 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at June 30, 2025 were $32.9 million, or 0.39% of total assets, an increase of $26.0 million, or 375.7%, compared to $6.9 million, or 0.08% of total assets, at June 30, 2024, due primarily to an increase of $27.4 million in restructured loans. The increase in restructured loans was due to the extension of maturity in the first quarter of 2025 on a $27.5 million commercial real estate loan to allow for an extended lease up period. Linked quarter, nonperforming assets increased $0.7 million, or 2.2%, from $32.2 million at March 31, 2025.
The allowance for loan losses totaled $44.4 million, or 0.97% of total loans, at June 30, 2025, compared to $44.6 million, or 0.98% of total loans, at March 31, 2025. The allowance for loan losses was $42.4 million, or 0.92% of total loans, at June 30, 2024. The increase in allowance as a percentage of total loans compared to June 30, 2024 was primarily due to an increase in economic uncertainty forecasted in the CECL model.
For the three months ended June 30, 2025, we recorded a provision for credit losses for loans of $0.7 million, compared to a reversal of provision of $0.9 million and a provision of $42,000 for the three months ended June 30, 2024 and March 31, 2025, respectively. Net charge-offs were $0.9 million for the three months ended June 30, 2025, compared to net charge-offs of $0.3 million for the three months ended June 30, 2024 and March 31, 2025. Net charge-offs were $1.2 million for the six months ended June 30, 2025, compared to net charge-offs of $0.6 million for the six months ended June 30, 2024.
We recorded a reversal of provision for credit losses on off-balance-sheet credit exposures of $19,000 for the three months ended June 30, 2025, compared to provision for losses on off-balance-sheet credit exposures of $0.4 million and $0.7 million for the three months ended June 30, 2024 and March 31, 2025, respectively. We recorded a provision for losses on off-balance-sheet credit exposures of $0.6 million for the six months ended June 30, 2025, compared to a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.7 million for the six months ended June 30, 2024. The balance of the allowance for off-balance-sheet credit exposures was $3.8 million and $3.2 million at June 30, 2025 and 2024, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.36 per share on May 8, 2025, which was paid on June 5, 2025, to all shareholders of record as of May 22, 2025.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2025 financial results on Friday, July 25, 2025 at 11:00 a.m. CDT. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register-conf.media-server.com/register/BIad8374913fda48e3a6a27e230e7c4225 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.34 billion in assets as of June 30, 2025, that owns 100% of Southside Bank. Southside Bank currently has 53 branches in Texas and operates a network of 71 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, and general economic and recessionary concerns, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2025		2024
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$109,669	$103,359	$91,409	$130,147	$114,283
Interest earning deposits	260,357	293,364	281,945	333,825	272,469
Federal funds sold	20,069	34,248	52,807	22,325	65,244
Securities available for sale, at estimated fair value	1,457,124	1,457,939	1,533,894	1,408,437	1,405,944
Securities held to maturity, at net carrying value	1,272,906	1,278,330	1,279,234	1,288,403	1,305,975
Total securities	2,730,030	2,736,269	2,813,128	2,696,840	2,711,919
Federal Home Loan Bank stock, at cost	24,384	34,208	33,818	40,291	32,991
Loans held for sale	428	903	1,946	768	1,352
Loans	4,601,933	4,567,239	4,661,597	4,578,048	4,589,365
Less: Allowance for loan losses	(44,421)	(44,623)	(44,884)	(44,276)	(42,407)
Net loans	4,557,512	4,522,616	4,616,713	4,533,772	4,546,958
Premises & equipment, net	147,263	142,245	141,648	138,811	138,489
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	1,333	1,531	1,754	2,003	2,281
Bank owned life insurance	138,826	137,962	138,313	137,489	136,903
Other assets	148,979	135,479	142,851	124,876	133,697
Total assets	$8,339,966	$8,343,300	$8,517,448	$8,362,263	$8,357,702

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,368,453	$1,379,641	$1,357,152	$1,377,022	$1,366,924
Interest bearing deposits	5,263,511	5,211,210	5,297,096	5,058,680	5,129,008
Total deposits	6,631,964	6,590,851	6,654,248	6,435,702	6,495,932
Other borrowings and Federal Home Loan Bank borrowings	611,367	691,417	808,352	865,856	763,700
Subordinated notes, net of unamortized debt issuance costs	92,115	92,078	92,042	92,006	91,970
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	60,276	60,274	60,273	60,272
Other liabilities	137,043	92,055	90,590	103,172	144,858
Total liabilities	7,532,766	7,526,677	7,705,506	7,557,009	7,556,732
Shareholders' equity	807,200	816,623	811,942	805,254	800,970
Total liabilities and shareholders' equity	$8,339,966	$8,343,300	$8,517,448	$8,362,263	$8,357,702

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2025		2024
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest and dividend income	$98,562	$100,288	$101,689	$105,703	$104,186
Total interest expense	44,296	46,436	47,982	50,239	50,578
Net interest income	54,266	53,852	53,707	55,464	53,608
Provision for (reversal of) credit losses	622	758	1,384	2,389	(485)
Net interest income after provision for (reversal of) credit losses	53,644	53,094	52,323	53,075	54,093
Noninterest income
Deposit services	6,125	5,829	6,084	6,199	6,157
Net gain (loss) on sale of securities available for sale	—	(554)	—	(1,929)	(563)
Gain (loss) on sale of loans	99	55	138	115	220
Trust fees	1,879	1,765	1,773	1,628	1,456
Bank owned life insurance	833	799	848	857	1,767
Brokerage services	1,219	1,120	1,054	1,068	1,081
Other	1,990	1,209	2,384	233	1,439
Total noninterest income	12,145	10,223	12,281	8,171	11,557
Noninterest expense
Salaries and employee benefits	22,272	22,382	22,960	22,233	21,984
Net occupancy	3,621	3,404	3,629	3,613	3,750
Advertising, travel & entertainment	950	924	884	734	795
ATM expense	405	378	378	412	368
Professional fees	1,401	1,520	1,645	1,206	1,075
Software and data processing	3,027	2,839	2,931	2,951	2,860
Communications	342	383	320	423	410
FDIC insurance	955	947	931	939	977
Amortization of intangibles	198	223	249	278	307
Other	6,086	4,089	4,232	3,543	3,239
Total noninterest expense	39,257	37,089	38,159	36,332	35,765
Income before income tax expense	26,532	26,228	26,445	24,914	29,885
Income tax expense	4,719	4,721	4,659	4,390	5,212
Net income	$21,813	$21,507	$21,786	$20,524	$24,673

Common Share Data:
Weighted-average basic shares outstanding	30,234	30,390	30,343	30,286	30,280
Weighted-average diluted shares outstanding	30,308	30,483	30,459	30,370	30,312
Common shares outstanding end of period	30,082	30,410	30,379	30,308	30,261
Earnings per common share
Basic	$0.72	$0.71	$0.72	$0.68	$0.81
Diluted	0.72	0.71	0.71	0.68	0.81
Book value per common share	26.83	26.85	26.73	26.57	26.47
Tangible book value per common share	20.10	20.19	20.05	19.87	19.75
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	1.07%	1.03%	1.03%	0.98%	1.19%
Return on average shareholders’ equity	10.73	10.57	10.54	10.13	12.46
Return on average tangible common equity (1)	14.38	14.14	14.12	13.69	16.90
Average yield on earning assets (FTE) (1)	5.25	5.23	5.24	5.51	5.45
Average rate on interest bearing liabilities	2.98	3.03	3.12	3.28	3.32
Net interest margin (FTE) (1)	2.95	2.86	2.83	2.95	2.87
Net interest spread (FTE) (1)	2.27	2.20	2.12	2.23	2.13
Average earning assets to average interest bearing liabilities	129.33	128.10	129.55	128.51	128.62
Noninterest expense to average total assets	1.92	1.78	1.80	1.73	1.72
Efficiency ratio (FTE) (1)	53.70	55.04	54.00	51.90	52.71
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025		2024
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$32,909	$32,193	$3,589	$7,656	$6,918
Nonaccrual loans	4,998	4,254	3,185	7,254	6,110
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	27,512	27,505	2	—	145
Other real estate owned	380	388	388	388	648
Repossessed assets	19	46	14	14	15

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.11%	0.09%	0.07%	0.16%	0.13%
Ratio of nonperforming assets to:
Total assets	0.39	0.39	0.04	0.09	0.08
Total loans	0.72	0.70	0.08	0.17	0.15
Total loans and OREO	0.72	0.70	0.08	0.17	0.15
Ratio of allowance for loan losses to:
Nonaccruing loans	888.78	1,048.97	1,409.23	610.37	694.06
Nonperforming assets	134.98	138.61	1,250.60	578.32	613.00
Total loans	0.97	0.98	0.96	0.97	0.92
Net charge-offs (recoveries) to average loans outstanding	0.08	0.03	0.08	0.04	0.02

Capital Ratios:
Shareholders’ equity to total assets	9.68	9.79	9.53	9.63	9.58
Common equity tier 1 capital	13.36	13.44	13.04	13.07	12.72
Tier 1 risk-based capital	14.41	14.49	14.07	14.12	13.76
Total risk-based capital	16.91	17.01	16.49	16.59	16.16
Tier 1 leverage capital	10.03	9.73	9.67	9.61	9.40
Period end tangible equity to period end tangible assets (1)	7.43	7.54	7.33	7.38	7.33
Average shareholders’ equity to average total assets	9.94	9.75	9.76	9.67	9.52

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025		2024
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$470,380	$458,101	$537,827	$585,817	$546,040
1-4 Family Residential	736,108	741,432	740,396	755,406	738,037
Commercial	2,606,072	2,577,229	2,579,735	2,422,612	2,472,771
Commercial Loans	380,612	371,643	363,167	358,854	359,807
Municipal Loans	363,746	371,271	390,968	402,041	416,986
Loans to Individuals	45,015	47,563	49,504	53,318	55,724
Total Loans	$4,601,933	$4,567,239	$4,661,597	$4,578,048	$4,589,365

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$64	$—	$—	$—	$—
Provision for (reversal of) securities held to maturity	(9)	64	—	—	—
Balance at end of period	$55	$64	$—	$—	$—

Allowance for Loan Losses
Balance at beginning of period	$44,623	$44,884	$44,276	$42,407	$43,557
Loans charged-off	(1,194)	(613)	(1,232)	(773)	(721)
Recoveries of loans charged-off	342	310	277	365	444
Net loans (charged-off) recovered	(852)	(303)	(955)	(408)	(277)
Provision for (reversal of) loan losses	650	42	1,563	2,277	(873)
Balance at end of period	$44,421	$44,623	$44,884	$44,276	$42,407

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,793	$3,141	$3,320	$3,208	$2,820
Provision for (reversal of) off-balance-sheet credit exposures	(19)	652	(179)	112	388
Balance at end of period	$3,774	$3,793	$3,141	$3,320	$3,208
Total Allowance for Credit Losses	$48,250	$48,480	$48,025	$47,596	$45,615
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2025	2024
Income Statement:
Total interest and dividend income	$198,850	$206,944
Total interest expense	90,732	99,988
Net interest income	108,118	106,956
Provision for (reversal of) credit losses	1,380	(427)
Net interest income after provision for (reversal of) credit losses	106,738	107,383
Noninterest income
Deposit services	11,954	12,142
Net gain (loss) on sale of securities available for sale	(554)	(581)
Gain (loss) on sale of loans	154	(216)
Trust fees	3,644	2,792
Bank owned life insurance	1,632	2,551
Brokerage services	2,339	2,095
Other	3,199	2,498
Total noninterest income	22,368	21,281
Noninterest expense
Salaries and employee benefits	44,654	45,097
Net occupancy	7,025	7,112
Advertising, travel & entertainment	1,874	1,745
ATM expense	783	693
Professional fees	2,921	2,229
Software and data processing	5,866	5,716
Communications	725	859
FDIC insurance	1,902	1,920
Amortization of intangibles	421	644
Other	10,175	6,631
Total noninterest expense	76,346	72,646
Income before income tax expense	52,760	56,018
Income tax expense	9,440	9,834
Net income	$43,320	$46,184
Common Share Data:
Weighted-average basic shares outstanding	30,311	30,271
Weighted-average diluted shares outstanding	30,397	30,310
Common shares outstanding end of period	30,082	30,261
Earnings per common share
Basic	$1.43	$1.52
Diluted	1.42	1.52
Book value per common share	26.83	26.47
Tangible book value per common share	20.10	19.75
Cash dividends paid per common share	0.72	0.72

Selected Performance Ratios:
Return on average assets	1.05%	1.11%
Return on average shareholders’ equity	10.65	11.74
Return on average tangible common equity (1)	14.26	15.99
Average yield on earning assets (FTE) (1)	5.24	5.42
Average rate on interest bearing liabilities	3.01	3.27
Net interest margin (FTE) (1)	2.91	2.87
Net interest spread (FTE) (1)	2.23	2.15
Average earning assets to average interest bearing liabilities	128.71	128.16
Noninterest expense to average total assets	1.85	1.74
Efficiency ratio (FTE) (1)	54.36	54.11
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2025	2024
Nonperforming Assets:	$32,909	$6,918
Nonaccrual loans	4,998	6,110
Accruing loans past due more than 90 days	—	—
Restructured loans	27,512	145
Other real estate owned	380	648
Repossessed assets	19	15

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.11%	0.13%
Ratio of nonperforming assets to:
Total assets	0.39	0.08
Total loans	0.72	0.15
Total loans and OREO	0.72	0.15
Ratio of allowance for loan losses to:
Nonaccruing loans	888.78	694.06
Nonperforming assets	134.98	613.00
Total loans	0.97	0.92
Net charge-offs (recoveries) to average loans outstanding	0.05	0.02

Capital Ratios:
Shareholders’ equity to total assets	9.68	9.58
Common equity tier 1 capital	13.36	12.72
Tier 1 risk-based capital	14.41	13.76
Total risk-based capital	16.91	16.16
Tier 1 leverage capital	10.03	9.40
Period end tangible equity to period end tangible assets (1)	7.43	7.33
Average shareholders’ equity to average total assets	9.84	9.43

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2025	2024
Real Estate Loans:
Construction	$470,380	$546,040
1-4 Family Residential	736,108	738,037
Commercial	2,606,072	2,472,771
Commercial Loans	380,612	359,807
Municipal Loans	363,746	416,986
Loans to Individuals	45,015	55,724
Total Loans	$4,601,933	$4,589,365

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$—	$—
Provision for (reversal of) securities held to maturity	55	—
Balance at end of period	$55	$—

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$44,884	$42,674
Loans charged-off	(1,807)	(1,355)
Recoveries of loans charged-off	652	791
Net loans (charged-off) recovered	(1,155)	(564)
Provision for (reversal of) loan losses	692	297
Balance at end of period	$44,421	$42,407

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,141	$3,932
Provision for (reversal of) off-balance-sheet credit exposures	633	(724)
Balance at end of period	$3,774	$3,208
Total Allowance for Credit Losses	$48,250	$45,615
Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2025			March 31, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,519,668	$67,798	6.02%	$4,625,902	$68,160	5.98%
Loans held for sale	1,108	16	5.79%	752	11	5.93%
Securities:
Taxable investment securities (2)	735,669	6,205	3.38%	749,155	6,363	3.44%
Tax-exempt investment securities (2)	1,130,903	10,351	3.67%	1,134,590	10,253	3.66%
Mortgage-backed and related securities (2)	1,003,887	13,040	5.21%	1,041,038	13,523	5.27%
Total securities	2,870,459	29,596	4.14%	2,924,783	30,139	4.18%
Federal Home Loan Bank stock, at cost, and equity investments	31,169	524	6.74%	43,285	483	4.53%
Interest earning deposits	259,617	2,753	4.25%	319,889	3,370	4.27%
Federal funds sold	27,778	308	4.45%	43,813	478	4.42%
Total earning assets	7,709,799	100,995	5.25%	7,958,424	102,641	5.23%
Cash and due from banks	84,419			89,703
Accrued interest and other assets	452,573			457,948
Less: Allowance for loan losses	(44,747)			(45,105)
Total assets	$8,202,044			$8,460,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$596,125	1,451	0.98%	$593,953	1,429	0.98%
Certificates of deposit	1,407,017	14,905	4.25%	1,336,815	14,406	4.37%
Interest bearing demand accounts	3,311,330	21,071	2.55%	3,406,342	21,412	2.55%
Total interest bearing deposits	5,314,472	37,427	2.82%	5,337,110	37,247	2.83%
Federal Home Loan Bank borrowings	394,119	3,721	3.79%	614,897	5,837	3.85%
Subordinated notes, net of unamortized debt issuance costs	92,097	935	4.07%	92,060	932	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,276	1,015	6.75%	60,275	1,014	6.82%
Repurchase agreements	72,295	634	3.52%	75,291	666	3.59%
Other borrowings	28,022	564	8.07%	33,061	740	9.08%
Total interest bearing liabilities	5,961,281	44,296	2.98%	6,212,694	46,436	3.03%
Noninterest bearing deposits	1,339,463			1,334,933
Accrued expenses and other liabilities	85,827			88,450
Total liabilities	7,386,571			7,636,077
Shareholders’ equity	815,473			824,893
Total liabilities and shareholders’ equity	$8,202,044			$8,460,970
Net interest income (FTE)		$56,699			$56,205
Net interest margin (FTE)			2.95%			2.86%
Net interest spread (FTE)			2.27%			2.20%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of June 30, 2025 and March 31, 2025, loans totaling $5.0 million and $4.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2024			September 30, 2024
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,604,175	$70,155	6.06%	$4,613,028	$72,493	6.25%
Loans held for sale	1,562	23	5.86%	871	11	5.02%
Securities:
Taxable investment securities (2)	784,321	6,949	3.52%	791,914	7,150	3.59%
Tax-exempt investment securities (2)	1,138,271	10,793	3.77%	1,174,445	11,825	4.01%
Mortgage-backed and related securities (2)	1,031,187	12,043	4.65%	886,325	11,976	5.38%
Total securities	2,953,779	29,785	4.01%	2,852,684	30,951	4.32%
Federal Home Loan Bank stock, at cost, and equity investments	37,078	591	6.34%	41,159	582	5.63%
Interest earning deposits	273,656	3,160	4.59%	281,313	3,798	5.37%
Federal funds sold	43,121	508	4.69%	33,971	488	5.71%
Total earning assets	7,913,371	104,222	5.24%	7,823,026	108,323	5.51%
Cash and due from banks	102,914			100,578
Accrued interest and other assets	454,387			455,091
Less: Allowance for loan losses	(44,418)			(42,581)
Total assets	$8,426,254			$8,336,114
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$594,196	1,456	0.97%	$598,116	1,490	0.99%
Certificates of deposit	1,187,800	13,537	4.53%	1,087,613	12,647	4.63%
Interest bearing demand accounts	3,459,122	23,468	2.70%	3,409,911	24,395	2.85%
Total interest bearing deposits	5,241,118	38,461	2.92%	5,095,640	38,532	3.01%
Federal Home Loan Bank borrowings	572,993	5,557	3.86%	618,708	6,488	4.17%
Subordinated notes, net of unamortized debt issuance costs	92,024	945	4.09%	91,988	937	4.05%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,274	1,095	7.23%	60,273	1,180	7.79%
Repurchase agreements	80,891	782	3.85%	83,297	899	4.29%
Other borrowings	61,196	1,142	7.42%	137,482	2,203	6.37%
Total interest bearing liabilities	6,108,496	47,982	3.12%	6,087,388	50,239	3.28%
Noninterest bearing deposits	1,383,204			1,344,165
Accrued expenses and other liabilities	112,320			98,331
Total liabilities	7,604,020			7,529,884
Shareholders’ equity	822,234			806,230
Total liabilities and shareholders’ equity	$8,426,254			$8,336,114
Net interest income (FTE)		$56,240			$58,084
Net interest margin (FTE)			2.83%			2.95%
Net interest spread (FTE)			2.12%			2.23%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of December 31, 2024 and September 30, 2024, loans totaling $3.2 million and $7.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2024
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,595,980	$70,293	6.15%
Loans held for sale	1,489	24	6.48%
Securities:
Taxable investment securities (2)	783,856	7,009	3.60%
Tax-exempt investment securities (2)	1,254,097	12,761	4.09%
Mortgage-backed and related securities (2)	830,504	11,084	5.37%
Total securities	2,868,457	30,854	4.33%
Federal Home Loan Bank stock, at cost, and equity investments	40,467	573	5.69%
Interest earning deposits	300,047	4,105	5.50%
Federal funds sold	75,479	1,021	5.44%
Total earning assets	7,881,919	106,870	5.45%
Cash and due from banks	110,102
Accrued interest and other assets	424,323
Less: Allowance for loan losses	(43,738)
Total assets	$8,372,606
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,753	1,454	0.97%
Certificates of deposit	1,020,099	11,630	4.59%
Interest bearing demand accounts	3,513,068	25,382	2.91%
Total interest bearing deposits	5,137,920	38,466	3.01%
Federal Home Loan Bank borrowings	606,851	6,455	4.28%
Subordinated notes, net of unamortized debt issuance costs	92,017	936	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,271	1,171	7.81%
Repurchase agreements	88,007	955	4.36%
Other borrowings	143,169	2,595	7.29%
Total interest bearing liabilities	6,128,235	50,578	3.32%
Noninterest bearing deposits	1,346,274
Accrued expenses and other liabilities	101,399
Total liabilities	7,575,908
Shareholders’ equity	796,698
Total liabilities and shareholders’ equity	$8,372,606
Net interest income (FTE)		$56,292
Net interest margin (FTE)			2.87%
Net interest spread (FTE)			2.13%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of June 30, 2024, loans totaling $6.1 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,572,492	$135,958	6.00%	$4,577,791	$139,142	6.11%
Loans held for sale	931	27	5.85%	5,162	42	1.64%
Securities:
Taxable investment securities (2)	742,375	12,568	3.41%	782,139	13,976	3.59%
Tax-exempt investment securities (2)	1,132,736	20,604	3.67%	1,270,010	25,929	4.11%
Mortgage-backed and related securities (2)	1,022,360	26,563	5.24%	797,608	21,203	5.35%
Total securities	2,897,471	59,735	4.16%	2,849,757	61,108	4.31%
Federal Home Loan Bank stock, at cost, and equity investments	37,194	1,007	5.46%	40,265	906	4.52%
Interest earning deposits	289,586	6,123	4.26%	340,114	9,307	5.50%
Federal funds sold	35,751	786	4.43%	69,039	1,859	5.41%
Total earning assets	7,833,425	203,636	5.24%	7,882,128	212,364	5.42%
Cash and due from banks	87,046			112,241
Accrued interest and other assets	455,245			432,904
Less: Allowance for loan losses	(44,925)			(43,356)
Total assets	$8,330,791			$8,383,917
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$595,045	2,880	0.98%	$604,641	2,878	0.96%
Certificates of deposit	1,372,110	29,311	4.31%	981,023	21,971	4.50%
Interest bearing demand accounts	3,358,573	42,483	2.55%	3,574,001	51,815	2.92%
Total interest bearing deposits	5,325,728	74,674	2.83%	5,159,665	76,664	2.99%
Federal Home Loan Bank borrowings	503,898	9,558	3.83%	606,942	12,405	4.11%
Subordinated notes, net of unamortized debt issuance costs	92,079	1,867	4.09%	92,956	1,892	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,275	2,029	6.79%	60,271	2,346	7.83%
Repurchase agreements	73,785	1,300	3.55%	90,092	1,922	4.29%
Other borrowings	30,528	1,304	8.61%	140,228	4,759	6.82%
Total interest bearing liabilities	6,086,293	90,732	3.01%	6,150,154	99,988	3.27%
Noninterest bearing deposits	1,337,210			1,342,329
Accrued expenses and other liabilities	87,131			100,558
Total liabilities	7,510,634			7,593,041
Shareholders’ equity	820,157			790,876
Total liabilities and shareholders’ equity	$8,330,791			$8,383,917
Net interest income (FTE)		$112,904			$112,376
Net interest margin (FTE)			2.91%			2.87%
Net interest spread (FTE)			2.23%			2.15%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2025 and 2024, loans totaling $5.0 million and $6.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2025		2024			2025	2024
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$21,813	$21,507	$21,786	$20,524	$24,673	$43,320	$46,184
After-tax amortization expense	157	176	196	220	243	333	509
Adjusted net income available to common shareholders	$21,970	$21,683	$21,982	$20,744	$24,916	$43,653	$46,693

Average shareholders' equity	$815,473	$824,893	$822,234	$806,230	$796,698	$820,157	$790,876
Less: Average intangibles for the period	(202,569)	(202,784)	(203,020)	(203,288)	(203,581)	(202,676)	(203,745)
Average tangible shareholders' equity	$612,904	$622,109	$619,214	$602,942	$593,117	$617,481	$587,131

Return on average tangible common equity	14.38%	14.14%	14.12%	13.69%	16.90%	14.26%	15.99%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$807,200	$816,623	$811,942	$805,254	$800,970	$807,200	$800,970
Less: Intangible assets at end of period	(202,449)	(202,647)	(202,870)	(203,119)	(203,397)	(202,449)	(203,397)
Tangible common shareholders' equity at end of period	$604,751	$613,976	$609,072	$602,135	$597,573	$604,751	$597,573

Total assets at end of period	$8,339,966	$8,343,300	$8,517,448	$8,362,263	$8,357,702	$8,339,966	$8,357,702
Less: Intangible assets at end of period	(202,449)	(202,647)	(202,870)	(203,119)	(203,397)	(202,449)	(203,397)
Tangible assets at end of period	$8,137,517	$8,140,653	$8,314,578	$8,159,144	$8,154,305	$8,137,517	$8,154,305

Period end tangible equity to period end tangible assets	7.43%	7.54%	7.33%	7.38%	7.33%	7.43%	7.33%

Common shares outstanding end of period	30,082	30,410	30,379	30,308	30,261	30,082	30,261
Tangible book value per common share	$20.10	$20.19	$20.05	$19.87	$19.75	$20.10	$19.75

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$54,266	$53,852	$53,707	$55,464	$53,608	$108,118	$106,956
Tax-equivalent adjustments:
Loans	565	581	598	608	633	1,146	1,289
Tax-exempt investment securities	1,868	1,772	1,935	2,012	2,051	3,640	4,131
Net interest income (FTE) (1)	56,699	56,205	56,240	58,084	56,292	112,904	112,376
Noninterest income	12,145	10,223	12,281	8,171	11,557	22,368	21,281
Nonrecurring income (2)	—	554	(25)	2,797	(576)	554	(558)
Total revenue	$68,844	$66,982	$68,496	$69,052	$67,273	$135,826	$133,099

Noninterest expense	$39,257	$37,089	$38,159	$36,332	$35,765	$76,346	$72,646
Pre-tax amortization expense	(198)	(223)	(249)	(278)	(307)	(421)	(644)
Nonrecurring expense (3)	(2,090)	(1)	(919)	(219)	2	(2,091)	19
Adjusted noninterest expense	$36,969	$36,865	$36,991	$35,835	$35,460	$73,834	$72,021

Efficiency ratio	55.67%	57.04%	56.08%	53.94%	54.90%	56.34%	56.41%
Efficiency ratio (FTE) (1)	53.70%	55.04%	54.00%	51.90%	52.71%	54.36%	54.11%

Average earning assets	$7,709,799	$7,958,424	$7,913,371	$7,823,026	$7,881,919	$7,833,425	$7,882,128

Net interest margin	2.82%	2.74%	2.70%	2.82%	2.74%	2.78%	2.73%
Net interest margin (FTE) (1)	2.95%	2.86%	2.83%	2.95%	2.87%	2.91%	2.87%

Net interest spread	2.15%	2.08%	1.99%	2.10%	2.00%	2.11%	2.01%
Net interest spread (FTE) (1)	2.27%	2.20%	2.12%	2.23%	2.13%	2.23%	2.15%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
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